EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
ESTIMATED FOURTH QUARTER 2019 RESULTS,
JANUARY 2020 MONTHLY DIVIDEND AND
DECEMBER 31, 2019 RMBS PORTFOLIO CHARACTERISTICS

•	January 2020 Monthly Dividend of $0.08 Per Share
•	Estimated Book Value Per Share as of December 31, 2019 of $6.27
•	Estimated GAAP net income of $0.29 per share for the quarter ended December 31, 2019, including an estimated $0.06 per share of net realized and unrealized gains on RMBS and derivative instruments
•	Estimated 4.7% total return on equity for the quarter, or 18.6% annualized
•	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of December 31, 2019
•	Next Dividend Announcement Expected February 12, 2020

Vero Beach, Fla., January 16, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of January 2020. The dividend of $0.08 per share will be paid February 26, 2020 to holders of record on January 31, 2020, with an ex-dividend date of January 30, 2020. The Company plans on announcing its next dividend after the Board’s meeting on February 12, 2020.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 16, 2020, the Company had 63,061,781 shares outstanding. At December 31, 2019, the Company had 63,061,781 shares outstanding. At September 30, 2019, the Company had 63,058,209 shares outstanding.

Estimated December 31, 2019 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2019 was $6.27.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2019, the Company's preliminary estimated total stockholders' equity was approximately $395.5 million with 63,061,781 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.29, which includes $0.06 per share of net realized  and unrealized gains on RMBS and derivative instruments for the quarter ended December 31, 2019.  These amounts compare to total dividends declared during the quarter of $0.24 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2019 was 4.7%, or 18.6% on an annualized basis, and 5.7% for the year ended December 31, 2019. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.29 per share, comprised of dividends per share of $0.24 and an increase in book value per share of $0.05 from September 30, 2019.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2019 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended December 31, 2019, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae and CMOs, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2018.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Dec 2019	Oct - Dec	Modeled	Modeled
					Net			Weighted	CPR	2019 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jan)	in Jan)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
Post Reset ARM	$963	$1,014	0.03%	$105.27	4.51%	4.96%	185	176	0.00%	36.18%	$3	$(2)
Fixed Rate CMO	287,322	299,205	8.33%	104.14	4.20%	4.57%	26	331	20.22%	21.76%	1,230	(2,000)
15yr 4.0	18,778	19,841	0.55%	105.66	4.00%	4.45%	19	154	15.48%	17.71%	238	(283)
15yr Total	18,778	19,841	0.55%	105.66	4.00%	4.45%	19	154	15.48%	17.71%	238	(283)
20yr 4.0	80,044	86,210	2.40%	107.70	4.00%	4.48%	29	206	11.25%	9.49%	1,695	(1,797)
20yr Total	80,044	86,210	2.40%	107.70	4.00%	4.48%	29	206	11.25%	9.49%	1,695	(1,797)
30yr 3.0	200,095	204,383	5.69%	102.14	3.00%	3.91%	6	354	2.23%	4.41%	3,893	(5,215)
30yr 3.5	1,070,158	1,121,068	31.22%	104.76	3.50%	4.17%	5	353	4.51%	5.54%	18,612	(25,265)
30yr 4.0	1,022,209	1,095,470	30.51%	107.17	4.00%	4.59%	16	341	21.18%	19.47%	15,469	(20,716)
30yr 4.5	395,294	429,924	11.97%	108.76	4.50%	5.04%	12	346	13.88%	13.36%	4,372	(6,315)
30yr 5.0	224,753	249,117	6.94%	110.84	5.00%	5.51%	21	335	13.29%	17.59%	2,835	(3,584)
30yr Total	2,912,509	3,099,962	86.33%	106.44	3.89%	4.52%	11	347	12.15%	13.50%	45,181	(61,095)
Total Pass Through RMBS	3,299,616	3,506,232	97.64%	106.26	3.92%	4.52%	13	341	12.85%	14.28%	48,347	(65,177)
Structured RMBS
Interest-Only Securities	424,164	60,986	1.70%	14.38	3.99%	4.58%	66	280	22.56%	26.89%	(7,893)	8,847
Inverse Interest-Only Securities	187,513	23,703	0.66%	12.64	3.34%	4.86%	66	285	17.06%	15.50%	1,185	(1,874)
Total Structured RMBS	611,677	84,689	2.36%	13.85	3.79%	4.67%	66	281	20.88%	23.40%	(6,708)	6,973
Total Mortgage Assets	$3,911,293	$3,590,921	100.00%		3.90%	4.55%	21	331	14.10%	15.95%	$41,639	$(58,204)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(500,000)	Dec-2020									(2,500)	2,500
Swaps	(1,270,000)	Oct-2023									(25,100)	25,100
5-Year Treasury Futures	(69,000)	Mar-2020(2)									(2,610)	1,405
TBA Short	(300,000)	Jan-2020									(1,589)	2,581
Hedge Total	$(2,139,000)										$(31,799)	$31,586
Rate Shock Grand Total											$9,840	$(26,618)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $118.92 at December 31, 2019. The market value of the short position was $82.1 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of December 31, 2019			As of December 31, 2019
Fannie Mae	$2,170,668	60.4%	Non-Whole Pool Assets	$576,094	16.0%
Freddie Mac	1,420,253	39.6%	Whole Pool Assets	3,014,827	84.0%
Total Mortgage Assets	$3,590,921	100.0%	Total Mortgage Assets	$3,590,921	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of December 31, 2019	Borrowings	Debt	Rate	in Days	Maturity
Wells Fargo Bank, N.A.	$423,567	12.1%	1.94%	32	2/11/2020
Mirae Asset Securities (USA) Inc.	337,738	9.9%	1.96%	41	2/13/2020
J.P. Morgan Securities LLC	337,494	9.9%	2.08%	13	1/30/2020
Cantor Fitzgerald & Co	293,399	8.5%	1.97%	13	1/13/2020
ASL Capital Markets Inc.	218,575	6.3%	2.01%	22	2/3/2020
Citigroup Global Markets Inc	214,862	6.2%	2.10%	13	1/15/2020
ED&F Man Capital Markets Inc	201,620	5.8%	2.06%	33	2/10/2020
RBC Capital Markets, LLC	199,175	5.8%	2.11%	14	1/29/2020
ING Financial Markets LLC	168,149	4.9%	2.04%	17	1/27/2020
ABN AMRO Bank N.V.	153,175	4.4%	2.02%	9	1/9/2020
South Street Securities, LLC	149,064	4.3%	2.49%	89	4/9/2020
Mitsubishi UFJ Securities (USA), Inc	146,884	4.3%	2.09%	18	1/28/2020
Daiwa Securities America Inc.	112,436	3.3%	1.94%	38	2/10/2020
ICBC Financial Services LLC	97,472	2.8%	2.15%	28	1/28/2020
Guggenheim Securities, LLC	91,472	2.7%	1.98%	21	1/30/2020
FHLB-Cincinnati	88,986	2.6%	1.68%	2	1/2/2020
Lucid Cash Fund USG LLC	66,784	1.9%	2.12%	16	1/16/2020
Bank of Montreal	59,528	1.7%	1.96%	13	1/13/2020
Nomura Securities International, Inc.	47,372	1.4%	1.97%	13	1/13/2020
J.V.B. Financial Group, LLC	29,057	0.8%	2.16%	11	1/17/2020
Merrill Lynch, Pierce, Fenner & Smith	9,323	0.3%	2.24%	3	1/3/2020
Mizuho Securities USA, Inc	1,974	0.1%	2.30%	17	1/17/2020
Total Borrowings	$3,448,106	100.0%	2.04%	25	4/9/2020

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400